SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event report November 17, 2003

First Union National Bank (as Representative under a Pooling and
Servicing Agreement dated as of July 31, 1998 providing for the issuance of The Money Store Trust, Series 1998-B and each of the Originators listed on Schedule A attached hereto.
(Exact name of registrant as specified in its charter)

*	033-32775	*

State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

c/o Wachovia Bank, NA, 401 South Tryon Street – NC1179 Charlotte, NC 28288

(Address of principal executive officer)

Registrant’s Telephone Number, including area code: (704) 383-9568

(Former name or former address, if changed since last report)

*	See Schedule A

Item 5	Other Events

     Attached herein as Exhibit 20.1 hereto is a copy of the Monthly Statements sent to Class A Certificate holders with respect to the November 17, 2003 Remittance Date.

Item 7	Financial Statements and Exhibits

Item 601 (a) of Regulation

S-K Exhibit Number

20.1	Monthly Statements to Class A Certificate holders with respect to the November 17, 2003 Remittance Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA BANK, NA

By: \s\ Gregory Yanok
Name: Gregory Yanok
Title: Vice President	Dated: November 28, 2003

Exhibit Index

20.1 Monthly Statements sent to Class A Certificate holders with respect to the November 17, 2003 Remittance Date.

Schedule A

	State of	IRS Employer
Registrant	Incorporation	ID Number
TMS Mortgage Inc.	New Jersey	22-3217781
The Money Store/D.C. Inc.	D.C.	22-2133027
The Money Store/Kentucky Inc.	Kentucky	22-2459832
The Money Store Home Equity Corp.	Kentucky	22-2522232
The Money Store/Minnesota Inc.	Minnesota	22-3003495